Exhibit 10.16

AEGIS CAPITAL

810 Seventh Avenue - 11th Floor

New York, New York 10019

Tel (212) 813-1010 / Fax (212) 813-1048

April 20, 2012

Mr. Lyle Strachan

Chief Financial Officer

Red Bullet Racing Corporation

Ginger Punch Racing Corporation

Ghostzapper Racing Corporation

Macho Uno Racing Corporation

Perfect Sting Racing Corporation

Awesome Again Racing Corporation

901 S. Federal Highway

Hallandale Beach, FL 33099

Re:     SELLING AGREEMENT

Dear Mr. Strachan,

This letter (together with Schedule I, and Exhibits A, B and C annexed hereto and made a part hereof, all of which taken together constitute this “Agreement”) and the Engagement Letter dated March 29, 2012 confirm our complete understanding with respect to the retention of Aegis Capital Corp. (“Aegis”), a registered broker/dealer as financial advisor to Red Bullet Racing Corporation, Ginger Punch Racing Corporation, Ghostzapper Racing Corporation, Macho Uno Racing Corporation, Perfect Sting Racing Corporation and Awesome Again Racing Corporation (together these entities shall be referred to as the “Company”) in connection with advisory services (the “Advisory”) described in Engagement Letter the and certain securities placement services in connection with the self-underwritten initial public offerings of the Company’s shares of common stock as provided therein and herein. This Agreement together with the Engagement Letter supersedes all prior agreements written and oral, which upon the effectiveness of this Agreement are of no further force and effect.

Upon the terms and subject to the conditions set forth hereinafter, the parties hereto agree as follows:

Aegis (the “Selling Agent”) will act on a best-efforts basis as a selling agent for up to an aggregate of number of shares of common stock set forth in Schedule I for the applicable company (collectively, the “Shares of Common Stock”) being sold by such company in a self-underwritten initial public offering. The Shares of Common Stock and the terms upon which they are to be offered for sale are more particularly described in the applicable preliminary prospectus contained in the specified registration statement, each dated April 20, 2012, as identified on Schedule I, and in the final prospectus (together, the “Prospectus”). The parties acknowledge and agree that Aegis is not being engaged hereunder to act as an underwriter. In the Prospectus Aegis shall be referred to as a selling agent.

Red Bullet Racing Corporation

Ginger Punch Racing Corporation

Ghostzapper Racing Corporation

Macho Uno Racing Corporation

Perfect Sting Racing Corporation

Awesome Again Racing Corporation

April     , 2012

Page 2 of

1. Placement of Shares. The Shares of Common Stock are to be offered to the public by the applicable company as part of its self-underwritten initial public offering, through the Selling Agent and by the Company directly, at the price per Share set forth on the cover page of the applicable Prospectus (the “Public Offering Price”) and in accordance with the terms of the offering set forth in such Prospectus. Aegis acknowledges that the Company is not obligated to offer a specific number of Shares of Common Stock through Aegis.

Aegis represents that it is engaged in the investment banking or securities business and is a member of the Financial Industry Regulatory Authority, Inc. (the “FINRA”) in good standing and further agrees to comply with the provisions of Rule 5141 of the Conduct Rules of the FINRA (the “Rules”), and Rule 5130. The Shares of Common Stock will be offered at the Public Offering Price less, in the case of Shares of Common Stock sold to persons with whom Aegis has or establishes a customer account relationship, a selling concession not in excess of 4.00% (four percent) of the Public Offering Price per Share of Common Stock, payable as hereinafter provided.

The opportunity to offer the Shares of Common Stock for sale is subject to the Company’s ability lawfully to sell the Shares of Common Stock in certain states and Aegis’ ability lawfully to place the Shares of Common Stock with investors in the states in which it is qualified to do business. In this regard, the Company understands and agrees that Aegis may offer the Shares of Common Stock to its clients/client network according to its own internal standards of suitability, which suitability analysis shall be undertaken by Aegis in its sole and unfettered discretion. Aegis is under no obligation to offer any Shares of Common Stock to any prospective investor not meeting its internal suitability criteria or any other criteria that it may determine at any time during the pendency of the offering. The Company understands that Aegis reserves the right to decline to open an account for any investor who may seek to open an account with Aegis in connection with the Offering for any reason whatsoever.

2. Payment. In consideration for the services provided hereunder, Aegis shall be compensated in the manner described in the Engagement Letter.

3. Termination. This Agreement will terminate the later of the Term of Retention set forth in the Engagement Letter or when Aegis shall have determined that the public offering of the Shares of Common Stock has been completed and upon notice to the Company.

4. Compliance with Laws. On becoming a Selling Agent, and in offering and placing the Shares of Common Stock, Aegis agrees to comply with all applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, including Rule 15c2-8 thereunder relating to the delivery of prospectuses in connection with placement of the Shares of Common Stock.

Red Bullet Racing Corporation

Ginger Punch Racing Corporation

Ghostzapper Racing Corporation

Macho Uno Racing Corporation

Perfect Sting Racing Corporation

Awesome Again Racing Corporation

April     , 2012

Page 3 of

5. Blue Sky Matters. The Company agrees to advise agent as to the jurisdictions in which the Shares of Common Stock have been qualified for sale under the respective securities or blue sky laws of such jurisdictions.

6. Prospectuses. The Company agrees to provide Aegis with such copies of the Prospectus as may be reasonably requested.

7. Liability of Selling Agent. Aegis shall not be under any liability for or in respect of the value, validity or form of the Shares of Common Stock, or delivery of the certificates representing the Shares of Common Stock, or the performance by anyone of any agreement on its part, or the qualification of the Shares of Common Stock for sale under the laws of any jurisdiction, or for or in respect of any matter connected with this Agreement, except for gross negligence, willful misconduct or lack of good faith and for obligations expressly assumed by us in this Agreement. No obligation, unless expressly assumed by us in this Agreement, shall be implied hereby or inferred herefrom. The foregoing provisions shall not be deemed a waiver of any liability imposed under the Securities Act.

8. Miscellaneous. The terms of provisions of Exhibits A-C are incorporated herein by this reference.

9. Counterparts/Written Amendments/Governing Law. This Agreement may be signed in counterparts. No modification of this Agreement (and any and all undertakings thereunder) shall be binding on either party unless in writing and signed by both parties.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED SOLELY WITHIN THAT STATE.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Red Bullet Racing Corporation

Ginger Punch Racing Corporation

Ghostzapper Racing Corporation

Macho Uno Racing Corporation

Perfect Sting Racing Corporation

Awesome Again Racing Corporation

April     , 2012

Page 4 of

If the foregoing correctly sets forth our understanding with respect to the subject matter hereto, please confirm the same by executing and returning to us the duplicate copy of this Agreement. Aegis will remain committed to entering into this Agreement provided it is executed by you on or before April 20, 2012.

Very truly yours,
/s/ Kevin McKenna
Aegis Capital Corp.
As Selling Agent

By:
Name: Kevin McKenna
Title: Chief Compliance Officer

Agreed & Accepted on behalf of the Company:

By:	/s/ Lyle Strachan
Name: Lyle Strachan
Title: Chief Financial Officer

Schedule I

Company	Number of Shares of Common Stock	Registration Statement/Preliminary Prospectus
Red Bullet Racing Corporation	405,000	File No. 333-178754

Ginger Punch Racing Corporation	405,000	File No. 333-178782

Ghostzapper Racing Corporation	405,000	File No. 333-178785

Macho Uno Racing Corporation	405,000	File No. 333-178781

Perfect Sting Racing Corporation	405,000	File No. 333-178783

Awesome Again Racing Corporation	405,000	File No. 333-178784

EXHIBIT A

STANDARD TERMS AND CONDITIONS

1.	The Company shall promptly provide Aegis Capital Corp. with all relevant information about the Company (to the extent available to the Company) that shall be reasonably requested or required by Aegis in carrying out the services under this Agreement which information shall be true, accurate and correct in all material respects at the time furnished.

2.	Aegis shall keep all information obtained from the Company strictly confidential except: (a) for information which is otherwise publicly available, or previously known to Aegis or was obtained by Aegis independently of the Company and without breach of Aegis’ agreement with the Company; (b) Aegis may disclose such information to its affiliates, shareholders, officers, directors, representatives, agents, employees and attorneys, and to financial institutions, in each case where such disclosure is reasonably required in connection with the performance by Aegis of its services hereunder, but shall ensure that all such persons will keep such information strictly confidential; (c) pursuant to any order of a court of competent jurisdiction or other governmental body (Aegis will give written notice to the Company of such order within forty-eight (48) hours of receipt of such order); and (d) upon prior written consent of the Company.

3.	The Company recognizes that in order for Aegis to perform properly its obligations in a professional manner, it is necessary that Aegis be informed of and, to the extent practicable, participate in meetings and discussions between the Company, on the one hand, and investors and potential investors introduced relating to the matters covered by the terms of Aegis’ engagement.

4.	The Company agrees that any report or opinion, oral or written, delivered to it by Aegis is prepared solely for its confidential use and shall not be reproduced, summarized, or referred to in any public document or given or otherwise divulged to any other person, other than its employees and attorneys, without Aegis’ prior written consent, except as may be required by applicable law or regulation or legal process (the Company will give written notice to the Aegis of such legal process within forty-eight (48) hours of receipt of such legal process), which consent shall not be unreasonably withheld or delayed.

5.	No fee payable by the Company to any other financial advisor or lender shall reduce or otherwise affect any fee payable by the Company to Aegis.

6.	The Company represents and warrants that; (a) it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; (b) the Agreement has been duly authorized and executed and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms; and (c) the execution and delivery of the Agreement and the consummation of the transactions contemplated hereby does not conflict with or result in a breach of (i) the Company’s certificate of incorporation or by-laws or (ii) any agreement to which the Company is a party by which any of their property or assets is bound.

7.	Nothing contained in the Agreement shall be constituted to place Aegis and the Company in the relationship of partners or joint ventures. Neither Aegis nor the Company shall represent itself as the agent or legal representative of the other for any purpose whatsoever nor shall either have the power to obligate or bind the other in any manner whatsoever. Aegis in performing its services hereunder, shall at all times be an independent contractor.

8.	The Agreement has been and is made solely for the benefit of Aegis, the Company and each of the persons, agents, employees, officers, directors and controlling persons referred to in Exhibit B and their respective heirs, executors, personal representatives, successors and assigns, and nothing contained in the Agreement shall confer any rights upon, nor shall this Agreement be construed to create any rights in, any person who is not a party to such Agreement, other than as set forth in this paragraph.

9.	The rights and obligations of either party under this Agreement may not be assigned without the prior written consent of the other party hereto and any other purported assignment shall be null and void without force and effect.

10.	All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, or emailed and confirmed by letter or sent by overnight delivery service, to the party whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

  To the Company:

Telephone: 954-457-6997

Red Bullet Racing Corporation	Email: [ ]

  Ginger Punch Racing Corporation

  Ghostzapper Racing Corporation

  Macho Uno Racing Corporation

  Perfect Sting Racing Corporation

  Awesome Again Racing Corporation

  901 S. Federal Highway

  Halalndale Beach, FL 33099

Attention:         Mr. Lyle Strachan

Chief Financial Officer

  To Aegis:

  Aegis Capital Corp.

810 Seventh Avenue, 11th floor	Telephone: (212) 813-1010
New York, NY 10019	Email: [ ]

                                      Attention:         David Bocchi

Senior Managing Director,

Investment Banking

EXHIBIT B

INDEMNIFICATION

Recognizing that transactions of the type contemplated in this engagement sometimes result in litigation and that the role of Aegis Capital Corp. is advisory, the Company agrees to indemnify and hold harmless Aegis and its affiliates and their respective officers, directors, employees, agents and controlling persons within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Act”) or Section 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and against any and all loss, charge, claim, damage, expense and liability whatsoever, including, but not limited to, all attorneys’ fees and expenses (hereinafter a “Claim” or “Claims”), related to or arising in any manner out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact made by the Company or any omission or alleged omission of the Company to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) except as provided in the next paragraph, any transaction, proposal or any other matter (items (i) and (ii) being hereinafter referred to as a “Matter” or “Matters”) contemplated by the engagement of Aegis hereunder, and will promptly reimburse Aegis for all expenses (including reasonable fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for or defense of any pending or threatened Claim related to or arising in any manner out of any Matter contemplated by the engagement of Aegis hereunder, or any action or proceeding arising there from (collectively, “Proceedings”), whether or not Aegis is a formal party to any such Proceeding. Notwithstanding the foregoing, the Company shall not be liable in respect of any Claims that a court of competent jurisdiction has judicially determined by final judgment (and the time to appeal has expired or the last right of appeal has been denied) resulted solely from the gross negligence or willful misconduct of an Indemnified Party. The Company further agrees that it will not, without the prior written consent of Aegis settle compromise or consent to the entry of any judgment in any pending or threatened proceeding in respect of which indemnification may be sought hereunder (whether or not Aegis or any Indemnified Party is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional release of Aegis hereunder from all liability arising out of such proceeding. Notwithstanding the foregoing, the Company shall not be obligated to indemnify any amount hereunder that exceeds the amount of damages incurred by Aegis pursuant to this Agreement or such Proceeding.

In order to provide for just and equitable contribution in any case in which Aegis (collectively referred to as an “Indemnified Party”) is entitled to indemnification pursuant to this Engagement Letter but it is judicially determined by the entry of a final judgment decree by a court of competent jurisdiction (and the time to appeal has expired or the last right of appeal has been denied) that such indemnification may not be enforced in such case, or (ii) contribution may be required by the Company in circumstances for which an Indemnified Party is otherwise entitled to indemnification under the Agreement, then, and in each such case, the Company shall contribute to the aggregate losses, Claims, damages and/or liabilities in an amount equal to the amount for which indemnification was held unavailable.

The indemnity, reimbursement and contribution provisions set forth herein shall remain operative and full force and effect regardless of (i) any withdrawal, termination or consummation of or failure to initiate or consummate any Matter referred to herein, (ii) any investigation made by or on behalf of any party hereto or any person controlling (within the meaning of Section 15 of the Securities act of 1933 as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) any party hereto, (iii) any termination or the completion or expiration of this Engagement Letter with Aegis and (iv) whether or not Aegis shall, or shall not be called upon to, render any formal or informal advice in the course of such engagement.

Unless otherwise defined, capitalized terms used herein shall have the meaning ascribed to them in the Engagement Letter.

EXHIBIT C

JURISDICTION

Each of the Company and Aegis hereby irrevocably; (a) submits to the jurisdiction of any court of the State of New York or any federal court sitting in the State of New York for the purposes of any suit, action or other proceeding arising out of the Agreement between the Company and Aegis which is brought by or against either party; (b) agrees that all claims in respect of any suit, action or proceeding may be heard and determined in any such court; and (c) to the extent that the Company or Aegis has acquired, or hereafter may acquire, any immunity from jurisdiction of any such court or from any legal process therein, each of them hereby waives, to the fullest extent permitted by law, such immunity.

Each of Aegis and the Company hereby waives, and the Company agrees not to assert in any such suit, action or proceeding, in each case, to the fullest extent permitted by applicable law, any claim that: (a) the Company is not personally subject to the jurisdiction of any such court; (b) it is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in the aid of execution, execution or otherwise) with respect to it or its property; (c) any such suit, action or proceeding is brought in an inconvenient forum; (d) the venue of any such suit, action or proceeding is improper; or (e) this Agreement may not be enforced in or by any such court.

Nothing in these provisions shall affect any party’s right to serve process in any manner permitted by law or limit its rights to bring a proceeding in the competent courts of any jurisdiction or jurisdictions or to enforce any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.